Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated July 27th, 2020 (including amendments thereto) with respect to the Common Stock of Lazydays Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: 07/27/2020	KANEN WEALTH MANAGEMENT, LLC

	By:	/s/ David L. Kanen
		Name:	David L. Kanen
		Title:	Managing Member

PHILOTIMO FUND, LP
By: Kanen Wealth Management, LLC
its general partner

By:	/s/ David L. Kanen
	Name:	David L. Kanen
	Title:	Managing Member

/s/ David L. Kanen
DAVID L. KANEN